Exhibit 10.2

SUCCESS FEE AGREEMENT

THIS SUCCESS FEE AGREEMENT (this “Agreement”), dated as of December 30, 2016 (the “Closing Date”), is made by and among EKSO BIONICS HOLDINGS, INC., a Nevada corporation (“Parent”), and EKSO BIONICS, INC., a Delaware corporation (“Ekso”) (individually and collectively, jointly and severally, “Company”), and Western Alliance Bank, an Arizona corporation (“Bank”). Company will enter into a Loan and Security Agreement with Bank, dated as of December 30, 2016 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have meanings assigned to such terms in the Loan Agreement.

AS INDUCEMENT FOR BANK TO ENTER INTO THE LOAN AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the parties agree as follows:

1.	The Company agrees, and promises to pay to the order of Bank, the Success Fee within ninety (90) days of the closing of the Liquidity Event or Stock Threshold Event. At Company’s election, such payment shall be made either in (i) cash or (ii) Freely Tradeable Shares based upon the volume weighted average price of the common stock as calculated on the date of the Liquidity Event or Stock Threshold Event.

2.	The “Success Fee” is an amount equal to Two Hundred Fifty Thousand Dollars ($250,000).

3.	The “Liquidity Event” is the first to occur after the Closing Date of any of the following: (a) a sale or other disposition by Company of all or substantially all of its assets; or (b) a merger or consolidation of Company into or with another person or entity, where the holders of Company’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation.

4.	The “Stock Threshold Event” is date on which Company’s common stock closes at or above Eight Dollars ($8.00) for the fifth consecutive day.

5.	“Freely Tradeable Shares” means shares of the Parent’s common stock that, at the time of determination, (i) may be sold without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) are registered for resale under the Securities Act.

6.	Miscellaneous.

(a)	Notice of Liquidity Event and Stock Threshold Event. The Company shall provide Bank with written notice prior to the Liquidity Event and Stock Threshold Event.

(b)	Representations and Warranties. The Company represents and warrants to Bank as follows:

(i)	This Agreement has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

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(ii)	The execution and delivery of this Agreement do not conflict with the Company’s articles of incorporation or by-laws, do not and will not contravene any material law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

(c)	Modification and Waiver. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d)	Descriptive Headings. The descriptive headings of the various Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The language in this Agreement shall be construed as to its fair meaning without regard to which party drafted this Agreement.

(e)	Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of California. Section 11 of the Loan Agreement is incorporated herein by this reference as though fully set forth.

(f)	Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and Bank contained herein shall survive the date of this Agreement. All agreements of the Company and Bank contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

(g)	Remedies. In case any one or more of the covenants and agreements contained in this Agreement shall have been breached, Bank (in the case of a breach by the Company), or the Company (in the case of a breach by Bank), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

(h)	Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Agreement, which shall remain in full force and effect.

(i)	Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable and documented attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(j)	Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

(k)	Termination of Agreement. This Agreement shall continue in full force and effect until the earlier of: (a) December 30, 2026 or (b) the first Business Day after Bank’s receipt of the Success Fee. The obligations hereunder shall survive the termination of the Loan Agreement until terminated in accordance with the terms of this Agreement.

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(l)	Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Company may not transfer, pledge or assign this Agreement or any rights or obligations under it without Bank’s prior written consent. Bank has the right, without the consent of or notice to Company, to sell, transfer, assign, pledge, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement.

(m)	No Impairment. The Company shall not by any action including, without limitation, amending its articles of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of Bank hereof against impairment. Without limiting the generality of the foregoing, the Company will obtain all such authorizations, exemptions or consents from any third party or any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

(n)	Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or Bank shall have furnished to the other party.

If to the Company:	c/o EKSO BIONICS HOLDINGS, INC.
EKSO BIONICS, INC.
1414 Harbour Way South, Suite 1201
Richmond, CA 94804
Attn: Max Scheder-Bieschin, CFO

If to Bank:	Bridge Bank, a division of Western Alliance Bank
12220 El Camino Real, Suite 100
San Diego, CA 92130
Attn: Robert C. Lake, SVP, Head of Life Sciences
EMAIL: rob.lake@bridgebank.com

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Title:	Chief Financial Officer

EKSO BIONICS, INC.

By:	/s/ Max Scheder-Bieschin
Title:	Chief Financial Officer

Western alliance bank, an Arizona corporation

By:	Bill Wickline
Title:	VP, Director of Portfolio Management